LOAN AGREEMENT

                           Dated as of March 29, 1996


         ERD WASTE CORP., a Delaware corporation, having its principal place of business at 356 Veterans Memorial Highway, Commack, New York 11725 (the "Borrower"), ERD WASTE CORP. (INDIANA), an Indiana corporation, having its principal place of business at 102 W. Columbus Drive, East Chicago, Indiana 46312, ABSORBENT MANUFACTURING & TECHNOLOGY, INC., an Illinois corporation, having its principal place of business at 6840 West 66th Place, Bedford Park, Illinois 60638, ENSA ACQUISITION CORP., a Delaware corporation, having its principal place of business at 937 East Hazelwood Avenue, Rahway, New Jersey 07065, ENVIRONMENTAL WASTE INCINERATION, INC., a Delaware corporation, having its principal place of business at 70 Water Street, Long Beach, New York 11561, ERD WASTE CORP. OF ILLINOIS, an Illinois corporation, having its principal place of business at 465 East 170th Street, South Holland, Illinois 60473, ERD MANAGEMENT CORP., a New York corporation, having its principal place of business at 356 Veterans Memorial Highway, Commack, New York 11725, C&J ENTERPRISES, INC., a Delaware corporation, having its principal place of business at 356 Veterans Memorial Highway, Commack, New York 11725 and LONG BEACH RECYCLING AND RECOVERY CORP., a New York corporation having its principal place of business at 70 Water Street, Long Beach, New York 11561 (individually, a "Guarantor" and collectively, the "Guarantors") and CHEMICAL BANK, a New York banking corporation, having an office at 395 North Service Road, Suite 302, Melville, New York 11747 (the "Bank") hereby agree as follows:

                               ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "ADJUSTED LIBOR RATE" means, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded, if not already a whole multiple of 1/100th of one (.01%) percent to the nearest 1/100th of one (.01%) percent) equal to the product of (a) the LIBOR Rate and (b) Statutory Reserves.

         "AFFILIATE" means, as to any Person (i) a Person which directly or indirectly controls, or is controlled by, or is under common control with, such Person; (ii) a Person which directly or indirectly beneficially owns or holds five (5%) percent or more of any class of voting stock of, or five (5%) percent or more of the equity interest in, such Person; or (iii) a Person five (5%)


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percent or more of the voting stock of which, or five (5%) or more of the equity interest of which, is directly or indirectly beneficially owned or held by such Person. The term control means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         "AGREEMENT" means this Loan Agreement, as amended, supplemented or modified from time to time.

         "ALTERNATE BASE RATE" means, for any day, the higher of (a) the Prime Rate (computed on the basis of the actual number of days elapsed over a year of 360 days) in effect on such day, (b) the Base CD Rate in effect on such day plus one (1%) percent (computed on the basis of the actual number of days elapsed over a year of 360 days), or (c) the Federal Funds Effective Rate in effect on such day plus one-half of one (1/2%) percent (computed on the basis of the actual number of days elapsed over a year of 360 days). For purposes of this Agreement any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively. If for any reason the Bank shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including, without limitation, the inability or failure of the Bank to obtain sufficient bids or publications in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist.

         "ALTERNATE BASE RATE LOAN" means a Loan bearing interest at the Alternate Base Rate in accordance with the provisions of Article II hereof.

         "ASSESSMENT RATE" means the annual assessment rate (net of refunds and rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) estimated by the Bank (in good faith, but in no event in excess of statutory or regulatory maximums) to be payable by the Bank to the Federal Deposit Insurance Corporation (or any successor) for insurance by such corporation (or such successor) of time deposits made in Dollars at the Bank's domestic offices during the current calendar year.

         "BASE CD RATE" means the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate.




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         "BOARD OF GOVERNORS" means the Board of Governors of the
Federal Reserve System of the United States of America.

         "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in New York City, provided that, if the relevant day relates to a Eurodollar Loan, a Eurodollar Interest Period, or notice with respect to a Eurodollar Loan, the term "Business Day" shall mean a day on which dealings in dollar deposits are also carried on in the London Interbank Market and banks are open for business in London.

         "CAPITAL LEASE" means a lease which has been or should be, in accordance with GAAP, capitalized on the books of the lessee.

         "CHANGE OF CONTROL" means, with respect to any Person, any event or occurrence, the result of which is (i) 20% or more of the voting securities of such Person are transferred in a single transaction or a series of related transactions or (ii) 20% or more of such Person's board of directors or similar governing body is changed in a single transaction or series of related transactions.

         "COLLATERAL" means all property which is subject or is to be subject to the Lien granted by the Security Agreements.

         "COMMITMENT" means the Bank's obligation to make Revolving Credit Loans to the Borrower pursuant to the terms and conditions of this Agreement and to convert the outstanding balance of such Revolving Credit Loans to the Converted Term Loan on the Conversion Date.

         "CONSOLIDATED CAPITAL EXPENDITURES" means, as to any Person, the aggregate amount of any expenditures (including purchase money Liens) by such Person and its Consolidated Subsidiaries for assets (including fixed assets acquired under Capital Leases) which it is contemplated will be used or usable in fiscal years subsequent to the year of acquisition.

         "CONSOLIDATED CURRENT ASSETS" means, as to any Person, at any date, the aggregate amount of all assets of such Person and its Consolidated Subsidiaries which would be properly classified as current assets at such date, but excluding deferred assets, all computed and consolidated in accordance with GAAP.

         "CONSOLIDATED CURRENT LIABILITIES" means, as to any Person, the aggregate amount of all liabilities of such Person and its Consolidated Subsidiaries (including tax and other proper accruals) which would be properly classified as current liabilities, including the outstanding principal amount of the Revolving Credit Note, all computed and consolidated in accordance with GAAP.

         "CONSOLIDATED DEBT SERVICE RATIO" means, as to any Person, for any rolling four quarter period, the ratio of (i) Consolidated



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EBITDA less Consolidated  Capital Expenditures of such Person for such period to
(ii) the sum of such Person's (1) interest expense (calculated on a consolidated basis), (2) current portion of long term debt, and (3) with respect to the Borrower, 20% of the total outstanding Revolving Credit Loans as of the end of the fiscal quarter for which the Consolidated Debt Service Ratio is being measured.

         "CONSOLIDATED EBITDA" means, with respect to any Person, the sum of such Person's (calculated on a consolidated basis): (i) net income, (ii) interest expense, (iii) taxes paid, (iv) depreciation expense and (v) amortization.

         "CONSOLIDATED SUBORDINATED DEBT" means, as to any Person, all of the Subordinated Debt of such Person and its Consolidated Subsidiaries, computed and consolidated in accordance with GAAP.

         "CONSOLIDATED SUBSIDIARIES" means, as to any Person, those Subsidiaries of such Person which are consolidated with such Person in the financial statements delivered pursuant to Section 5.01(b).

         "CONSOLIDATED TANGIBLE NET WORTH" means, as to any Person, the excess of (i) such Person's Consolidated Total Assets, less all intangible assets properly classified as such in accordance with GAAP, including, but without limitation, patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, permits and goodwill, over (ii) such Person's Consolidated Total Liabilities.

         "CONSOLIDATED TOTAL ASSETS" means, as to any Person, the aggregate net book value of the assets of such Person and its Consolidated Subsidiaries after all appropriate adjustments in accordance with GAAP (including without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization and excluding the amount of any write-up or revaluation of any asset), computed and consolidated in accordance with GAAP.

         "CONSOLIDATED TOTAL LIABILITIES" means, as to any Person, all of the liabilities of such Person and its Consolidated Subsidiaries, including all items which, in accordance with GAAP would be included on the liability side of the balance sheet (other than capital stock, treasury stock, capital surplus and retained earnings) computed and consolidated in accordance with GAAP.

         "CONSOLIDATED TOTAL UNSUBORDINATED LIABILITIES" means, as to any Person, the excess of (i) such Person's Consolidated Total Liabilities over (ii) such Person's Consolidated Subordinated Debt.

         "CONVERSION DATE" means the earlier of (i) April 1, 1998, or (ii) the Optional Conversion Date.




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         "CONVERTED  TERM LOAN" shall have the meaning  assigned in Section 2.04 hereof.

         "CONVERTED TERM LOAN MATURITY DATE" means the third (3rd) anniversary of the Conversion Date.

         "CONVERTED TERM LOAN NOTE" means a promissory note of the Borrower payable to the order of the Bank, in substantially the form of Exhibit B annexed hereto, evidencing the indebtedness of the Borrower to the Bank resulting from the Converted Term Loan made by the Bank to the Borrower pursuant to this Agreement.

         "DEBT" means, as to any Person, (i) all indebtedness or liability of such Person for borrowed money; (ii) indebtedness of such Person for the deferred purchase price of property or services (including trade obligations);
(iii) obligations of such Person as a lessee under Capital Leases; (iv) current liabilities of such Person in respect of unfunded vested benefits under any Plan; (v) obligations of such Person under letters of credit issued for the account of such Person; (vi) obligations of such Person arising under acceptance facilities; (vii) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any other Person, or otherwise to assure a creditor against loss; (viii) obligations secured by any Lien on property owned by such Person whether or not the obligations have been assumed; and (ix) all other liabilities recorded as such, or which should be recorded as such, on such Person's financial statements in accordance with GAAP.

         "DEFAULT" means any of the events specified in Section 6.01 of this Agreement, whether or not any requirement for notice or lapse of time or any other condition has been satisfied.

         "DOLLARS" AND THE SIGN "$" mean lawful money of the United States of America.

         "ENSA" means Environmental Services of America, Inc.

         "ENSA ACQUISITION" means the acquisition of ENSA by the Borrower through a tender offer for the common and preferred stock of ENSA and/or a merger of ENSA Acquisition Corp. ("EAC") into ENSA, pursuant to the draft Agreement and Plan of Merger among the Borrower, EAC and ENSA dated March, 1996.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, the regulations promulgated thereunder and the published interpretations thereof as in effect from time to time.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) which together with any other Person would be treated, with such Person, as a single employer under Section 4001 of ERISA.

         "EURODOLLAR LOAN" means a Loan bearing interest at a rate based on the Adjusted LIBOR Rate in accordance with the provisions of Article II hereof.

         "EVENT OF DEFAULT" means any of the events specified in Section 6.01 of this Agreement, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three (3) federal funds brokers of recognized standing selected by it.

         "GAAP" means Generally Accepted Accounting Principles.

         "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through the Financial Accounting Standards Board ("FASB") or through other appropriate boards or committees thereof and which are consistently applied for all periods so as to properly reflect the financial condition, operations and cash flows of a Person, except that any accounting principle or practice required to be changed by the FASB (or other appropriate board or committee of the FASB) in order to continue as a generally accepted accounting principle or practice may be so changed. Any dispute or disagreement between the Borrower and the Bank relating to the determination of Generally Accepted Accounting Principles shall, in the absence of manifest error, be conclusively resolved for all purposes hereof by the written opinion with respect thereto, delivered to the Bank, of the independent accountants selected by the Borrower and approved by the Bank for the purpose of auditing the periodic financial statements of the Borrower.

         "GUARANTOR" OR "GUARANTORS" means one or more of the Guarantors named as such in the preamble to this Agreement, and any other Person required to guarantee the obligations of the Borrower in accordance with Section 5.01(l) of this Agreement.

         "GUARANTY" OR "GUARANTIES" means the guaranty or guaranties executed and delivered by the Guarantors pursuant to Section 3.01(h) or Section 5.01 (l) of this Agreement.

         "HAZARDOUS MATERIALS" includes, without limit, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 9601 et. seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local environmental law, ordinance, rule or regulation.

         "INTEREST DETERMINATION DATE" means the date on which an Alternate Base Rate Loan is converted to a Eurodollar Loan and, in the case of a Eurodollar Loan, the last day of the applicable Interest Period.

         "INTEREST PAYMENT DATE" means (i) as to each Eurodollar Loan, the last Business Day of each month during the applicable Interest Period and the last day of each Interest Period and (ii) as to each Alternate Base Rate Loan, the last Business Day of each month.

         "INTEREST   PERIOD"  means  as  to  any  Eurodollar  Loan,  the  period commencing on the date of such Eurodollar Loan and ending on the numerically corresponding day in the calendar month that is one, three, six, nine or twelve months thereafter, as the Borrower may elect (or, if there is no numerically corresponding day, on the last Business Day of such month); provided, however,
(i) with respect to a Revolving Credit Loan, no Interest Period shall end later than the Conversion Date, (ii) with respect to the Converted Term Loan, no Interest Period shall end later than the Converted Term Loan Maturity Date,
(iii) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be, in the case of Eurodollar Loans, extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (iv) no Interest Period in respect of a Eurodollar Loan representing a portion of the principal required to be paid in accordance with Section 2.07 may be selected unless the outstanding Alternate Base Rate Loans and Eurodollar Loans for which the relevant Interest Periods end on or prior to the date of such payment are in an aggregate amount which will be sufficient to make such payment, (v) interest shall accrue from and including the first day of such Interest Period to but excluding the date of payment of such interest pursuant to Section 2.08, and (vi) no Interest Period of particular duration with respect to a Eurodollar Loan may be selected by the Borrower if the Bank determines, in its sole discretion, that Eurodollar Loans with such maturities are not generally available.

         "INVESTMENT" means any stock, evidence of Debt or other security of any Person, any loan, advance, contribution of capital, extension of credit or commitment therefor, including without limitation the guaranty of loans made to others (except for current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms in the ordinary course of business) and any purchase of
(i) any security of another Person or (ii) any business or undertaking of any Person or any commitment or option to make any such purchase, or any other investment.

         "LIBOR RATE" means the rate (rounded upwards, if not already a whole multiple of 1/16th of one (1%) percent, to the next higher of 1/16th of one (1%) percent) at which dollar deposits approximately equal in principal amount to the requested Eurodollar Loan and for a maturity equal to the requested Interest Period are offered in immediately available funds to the London office of the Bank by leading banks in the London Interbank Market for Eurodollars at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period.

         "LIEN" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing.

         "LOAN" OR LOANS" means the Revolving Credit Loans or the Converted Term Loan or any or all of the same as the context may require and includes Alternate Base Rate Loans and Eurodollar Loans, as the context may require.

         "LOAN DOCUMENTS" means this Agreement, the Notes, the Guaranties, the Security Agreements and any other document executed or delivered pursuant to this Agreement.

         "LONG BEACH PROPERTY" means the waste treatment plant and the land on which it is situated in Long Beach, New York.

         "MATERIAL ADVERSE CHANGE" means, as to any Person, (i) a material adverse change in the financial condition, business, operations, properties or results of operations of such Person or (ii) any event or occurrence which could have a material adverse effect on the ability of such Person to perform its obligations under the Loan Documents.

         "MULTIEMPLOYER PLAN" means a Plan described in Section 4001(a)(3) of ERISA which covers employees of the Borrower or any ERISA Affiliate.

         "NOTE" OR "NOTES" means the Revolving Credit Note or the Converted Term Loan Note or either or both of the same as the context may require.

         "OPTIONAL  CONVERSION  DATE" shall have the meaning assigned in Section
2.04 hereof.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "PERMITTED INVESTMENTS" means, (i) direct obligations of the United States of America or any governmental agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (ii) time certificates of deposit having a maturity of one year or less issued by any commercial bank organized and existing under the laws of the United States or any state thereof and having aggregate capital and surplus in excess of $1,000,000,000.00; (iii) money market mutual funds having assets in excess of $2,500,000,000; (iv) commercial paper rated not less than P-1 or A-1 or their equivalent by Moody's Investor Services, Inc. or Standard & Poor's Corporation, respectively; (v) tax exempt securities rated Prime 2 or better by Moody's Investor Services, Inc. or A-1 or better by Standard & Poor's Corporation; or (vi) loans, advances or investments between the Borrower and one or more Guarantors, or a Guarantor and the Borrower or one or more Guarantors.

         "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity or a federal, state or local government, or a political subdivision thereof or any agency of such government or subdivision.

         "PLAN" means any employee benefit plan established, maintained, or to which contributions have been made by the Borrower or any ERISA Affiliate.

         "PRIME RATE" means the rate per annum announced by the Bank from time to time as its prime rate in effect at its principal office on a 360-day basis; each change in the Prime Rate shall be effective on the date such change is announced to become effective.

         "PROHIBITED TRANSACTION" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time.




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         "REGULATION  D" means  Regulation D of the Board of  Governors,  as the same may be amended and in effect from time to time.

         "REGULATION G" means Regulation G of the Board of Governors, as the same may be amended and in effect from time to time.

         "REGULATION T" means Regulation T of the Board of Governors, as the same may be amended and in effect from time to time.

         "REGULATION U" means Regulation U of the Board of Governors, as the same may be amended and in effect from time to time.

         "REGULATION X" means Regulation X of the Board of Governors, as the same may be amended and in effect from time to time.

         "REPORTABLE EVENT" means any of the events set forth in
Section 4043 of ERISA.

         "REVOLVING CREDIT LOANS" shall have the meaning assigned to such term in Section 2.01 of this Agreement.

         "REVOLVING CREDIT NOTE" means a promissory note of the Borrower payable to the order of the Bank, in substantially the form of Exhibit A annexed hereto, evidencing the aggregate indebtedness of the Borrower to the Bank resulting from Revolving Credit Loans made by the Bank to the Borrower pursuant to this Agreement.

         "SECURITY AGREEMENT" or "SECURITY AGREEMENTS" means the security agreement or security agreements to be executed and delivered pursuant to
Section 3.01(i) of this Agreement.

         "STATUTORY RESERVES" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency, or supplemental reserves) expressed as a decimal established by the Board of Governors or any other banking authority to which the Bank is subject (i) with respect to the Adjusted LIBOR Rate for Eurocurrency Liabilities (as defined in Regulation D) or (ii) with respect to the Base CD Rate, for new negotiable non-personal time deposits in Dollars of over $100,000.00 with maturities approximating equal to three (3) months. Such reserve percentages shall include, without limitation, those imposed under such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to the Bank under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "SUBORDINATED DEBT" means Debt of any Person, the repayment of which the obligee and obligor have agreed in writing, on terms which have been approved by the Bank in advance in writing, shall be subordinate and junior to the rights of the Bank with respect to Debt owing from such Person to the Bank.

         "SUBSIDIARY" means, as to any Person, any corporation, partnership or joint venture whether now existing or hereafter organized or acquired (i) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person and/or one or more Subsidiaries of such Person or (ii) in the case of a partnership or joint venture, of which a majority of the partnership or other ownership interests are at the time owned by such Person and/or one or more Subsidiaries of such Person.

         "THREE-MONTH SECONDARY CD RATE" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board of Governors, be published in Federal Reserve Statistical Release #15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Bank from three (3) New York City negotiable certificate of deposit dealers of recognized standing selected by it.

         SECTION 1.02. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to and including".

         SECTION 1.03. ACCOUNTING TERMS. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under GAAP.

                                   ARTICLE II

                          AMOUNT AND TERMS OF THE LOANS

         SECTION 2.01. THE REVOLVING CREDIT LOANS. The Bank agrees, on the date of this Agreement, on the terms and conditions of this Agreement and in reliance upon the representations and warranties set forth in this Agreement, to lend to the Borrower prior to the Conversion Date such amounts as the Borrower may request from time to time (individually, a "Revolving Credit Loan" or collectively, the "Revolving Credit Loans"), which amounts may be borrowed, repaid and reborrowed, provided, however, that the aggregate amount of such Revolving Credit Loans outstanding at any one time shall not exceed Seven Million Five Hundred Thousand ($7,500,000.00) Dollars (the "Commitment"), or such lesser amount of the Commitment as may be reduced pursuant to Section 2.12 hereof.

         Each Revolving Credit Loan shall be an Alternate Base Rate Loan or a Eurodollar Loan (or a combination thereof) as the Borrower may request subject to and in accordance with Section 2.02. The Bank may at its option make any Eurodollar Loan by causing a foreign branch or affiliate to make such Loan, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of the Revolving Credit Note. Subject to the other provisions of this Agreement, Revolving Credit Loans of more than one type may be outstanding at the same time, provided that not more than six (6) Eurodollar Loans may be outstanding at one time.

         SECTION 2.02.  NOTICE OF REVOLVING CREDIT LOANS.

         (a) The Borrower shall give the Bank irrevocable written, telex, telephonic (immediately confirmed in writing) or facsimile notice (i) at least three (3) Business Days prior to each Revolving Credit Loan comprised in whole or in part of one or more Eurodollar Loans (subject to availability) and (ii) prior to 11:00 a.m. on the day of each Revolving Credit Loan consisting solely of an Alternate Base Rate Loan. Such notice shall specify the date of such borrowing, the amount thereof and whether such Loan is to be (or what portion or portions thereof are to be) an Alternate Base Rate Loan or a Eurodollar Loan and, if such Loan or any portion thereof is to consist of one or more Eurodollar Loans, the principal amounts thereof and Interest Period or Interest Periods with respect thereto. If no election as to a type of Loan is specified in such notice, such Loan (or portion thereof as to which no election is specified) shall be an Alternate Base Rate Loan. If no election as to the Interest Period is specified in such notice with respect to any Eurodollar Loan, the Borrower shall be deemed to have selected an Interest Period of one month's duration and if a Eurodollar Loan is requested when such Loans are not available, the Borrower shall be deemed to have requested an Alternate Base Rate Loan.

         (b) The Borrower shall have the right, on such notice to the Bank as is required pursuant to (a) above, (i) to continue any Eurodollar Loan or a portion thereof into a subsequent Interest Period (subject to availability) or (ii) to convert an Alternate Base Rate Loan into a Eurodollar Loan (subject to availability) subject to the following:

                  (a) if an Event of Default shall have occurred and be continuing at the time of any proposed conversion or continuation only Alternate Base Rate Loans shall be available;

                  (b) in the case of a continuation or conversion of fewer than all Loans, the aggregate principal amount of each Eurodollar Loan continued or into which a Loan is converted shall be in the minimum principal amount of $500,000.00 and in minimum increased multiples of $100,000.00;

                  (c) each continuation or conversion shall be effected by the Bank applying the proceeds of the new Loan to the Loan (or portion thereof) being continued or converted;

                  (d) if the new Loan made as a result of a continuation or conversion shall be a Eurodollar Loan, the first Interest Period with respect thereto shall commence on the date of continuation or conversion;

                  (e) each request for a Eurodollar Loan which shall fail to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month and each request for a Eurodollar Loan made when such Loans are not available shall be deemed to be a request for an Alternate Base Rate Loan;

                  (f) no Interest Period in respect of a Eurodollar Loan representing a portion of the principal required to be paid in accordance with
Section 2.07 may be selected unless the outstanding Alternate Base Rate Loans and Eurodollar Loans for which the relevant Interest Periods end on or prior to the date of such payment are in an aggregate amount which will be sufficient to make such payment; and

                  (g) in the event that the Borrower shall not give notice to continue a Eurodollar Loan as provided above, such Loan shall automatically be converted into an Alternate Base Rate Loan at the expiration of the then current Interest Period.

         SECTION 2.03. REVOLVING CREDIT NOTE. Each Revolving Credit Loan shall be (i) in the case of each Alternate Base Rate Loan in the minimum principal amount of $250,000.00 and (ii) in the case of each Eurodollar Loan in the minimum principal amount of $500,000.00 and in minimum increased multiples of $100,000.00 (except that, if any such Alternate Base Rate Loan so requested shall exhaust the remaining available Commitment, such Alternate Base Rate Loan may be in an amount equal to the amount of the remaining available Commitment). Each Revolving Credit Loan shall be evidenced by the Revolving Credit Note of the Borrower. The Revolving Credit Note shall be dated the date hereof and be in the principal amount of Seven Million Five Hundred Thousand ($7,500,000.00) Dollars, and shall mature on the Conversion Date, at which time the entire outstanding principal balance and all interest thereon shall be due and payable. The Revolving Credit Note shall be entitled to the benefits and subject to the provisions of this Agreement.

         At the time of the making of each Revolving Credit Loan and at the time of each payment of principal thereon, the holder of the Revolving Credit Note is hereby authorized by the Borrower to make a notation on the schedule annexed to the Revolving Credit Note of the date and amount, and the type and Interest Period of the Revolving Credit Loan or payment, as the case may be. Failure to make a notation with respect to any Revolving Credit Loan shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Revolving Credit Note with respect to such Revolving Credit Loan, and any payment of principal on the Revolving Credit Note by the Borrower shall not be affected by the failure to make a notation thereof on said schedule.

         SECTION 2.04.  CONVERSION DATE; MAKING OF CONVERTED TERM LOAN.

         (a) The Borrower shall be obligated to pay to the Bank on the Conversion Date the then outstanding principal amount of the Revolving Credit Loans and all accrued but unpaid interest thereon. The Bank agrees, upon the terms and subject to the conditions hereof, including, but without limitation, the conditions of Section 3.03 hereof, and provided that no Default or Event of Default shall have occurred and be continuing, to make a converted term loan (the "Converted Term Loan") to the Borrower, on the Conversion Date in an amount equal to the lesser of the Commitment or the aggregate principal amount of Revolving Credit Loans then outstanding under the Revolving Credit Note.

         (b) Upon three (3) Business Days' prior written notice to the Bank, the Borrower may request the Bank to make the Converted Term Loan prior to the Conversion Date and the Bank agrees, upon the terms and subject to the conditions hereof, including, but without limitation, the conditions of Section
3.03 hereof, and provided that no Default or Event of Default shall have occurred and be continuing, to make the Converted Term Loan on the date so requested (the "Optional Conversion Date").

         (c) The Bank shall make the Converted Term Loan by crediting the amount thereof towards the repayment of the principal amount of Revolving Credit Loans outstanding under the Revolving Credit Note.

         (d) The Converted Term Loan, or portions thereof, shall be an Alternate Base Rate Loan or a Eurodollar Loan (or a combination thereof) as the Borrower may request subject to and in accordance with Section
2.05 hereof. The Bank may at its option make any Eurodollar Loan by causing a foreign branch or affiliate to make such Loan provided that any exercise of such option shall not affect the obligations of the Borrower to repay such Loan in accordance with the terms of the Converted Term Loan Note.

         SECTION 2.05.  NOTICE OF CONVERTED TERM LOAN DESIGNATIONS.

         (a) The Borrower may elect to designate the Converted Term Loan (or a portion thereof) as an Alternate Base Rate Loan or a Eurodollar Loan by so specifying in the irrevocable notice given pursuant to this Section 2.05; provided, however, that each Eurodollar Loan for any specific Interest Period shall be in the minimum principal amount of $500,000.00 and in minimum multiples of $100,000.00.

         (b) The Borrower shall give the Bank irrevocable written, telex, telephonic (immediately confirmed in writing) or facsimile notice (i) at least three (3) Business Days prior to each election to designate the Converted Term Loan (or a portion thereof) as a Eurodollar Loan (subject to availability) and
(ii) prior to 11:00 a.m. on the day of such Loan of each election to designate the Converted Term Loan (or a portion thereof) as an Alternate Base Rate Loan, in each case specifying the date (which shall be a Business Day) and the aggregate principal amount of such Loan and, if any portion thereof is to consist of one or more Eurodollar Loans, the respective principal amounts and Interest Periods for each such Eurodollar Loan; provided that:

                  (i) if the Borrower shall fail to specify the duration of an Interest Period with regard to any Eurodollar Loan in its notice, the Interest Period shall be for a period of one month; and

                  (ii) if the Borrower shall request a Eurodollar Loan when such Loans are not available, the request shall be deemed to be a request for an Alternate Base Rate Loan.

         SECTION 2.06. CONVERTED TERM LOAN NOTE. The Converted Term Loan shall be evidenced by the Converted Term Loan Note of the Borrower. The Converted Term Loan Note shall be dated the Conversion Date and shall mature on the Converted Term Loan Maturity Date at which time the entire outstanding principal balance and all interest thereon shall be due and payable. The Converted Term Loan Note shall be entitled to the benefits and subject to the provisions of this Agreement.

         SECTION 2.07. REPAYMENT OF CONVERTED TERM LOAN NOTE. The principal balance of the Converted Term Loan Note shall be payable in thirty six (36) monthly installments, due on the last Business Day of each month beginning on the first such day after the Conversion Date, and continuing on the last Business Day of each calendar month thereafter. Each of the first thirty five (35) such monthly installments shall be in an amount equal to 1/36th of the principal amount of the Converted Term Loan and the thirty sixth (36th) such monthly principal installment shall be in an amount equal to the then outstanding principal balance of the Converted Term Loan Note.

         SECTION 2.08. PAYMENT OF INTEREST ON THE REVOLVING CREDIT NOTE AND THE CONVERTED TERM LOAN NOTE.

         (a) In the case of an Alternate Base Rate Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal at all times to (i) in the case of Revolving Credit Loans, the Alternate Base Rate plus one-half of one (1/2%) percent and (ii) in the case of the Converted Term Loan, the Alternate Base Rate plus one (1%) percent. Such interest shall be payable on each Interest Payment Date, commencing with the first Interest Payment Date after the date of such Alternate Base Rate Loan, on each Interest Determination Date, on the Conversion Date and on the Converted Term Loan Maturity Date. Any change in the rate of interest on the Revolving Credit Note or the Converted Term Loan Note due to a change in the Alternate Base Rate shall take effect as of the date of such change in the Alternate Base Rate.

         (b) In the case of a Eurodollar Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Adjusted LIBOR Rate plus three and one half (3 1/2%) percent. Such interest shall be payable on each Interest Payment Date, commencing with the first Interest Payment Date after the date of such Eurodollar Loan, on each Interest Determination Date, on the Conversion Date and on the Converted Term Loan Maturity Date. In the event Eurodollar Loans are available, the Bank shall determine the rate of interest applicable to each requested Eurodollar Loan for each Interest Period at 11:00 a.m., New York City time, or as soon as practicable thereafter, two (2) Business Days prior to the commencement of such Interest Period and shall notify the Borrower of the rate of interest so determined. Such determination shall be conclusive absent manifest error.

         SECTION 2.09. CONVERSION AND CONTINUATION OF LOANS. On or after the Conversion Date, the Borrower shall have the right, at any time, on such notice to the Bank as is required pursuant to Section 2.05, (i) to continue any Eurodollar Loan or portion thereof into a subsequent Interest Period (subject to availability) or (ii) to convert an Alternate Base Rate Loan into a Eurodollar Loan (subject to availability), subject to the following:

         (a) if an Event of Default shall have occurred and be continuing at the time of any proposed conversion or continuation only Alternate Base Rate Loans shall be available;

         (b) in the case of a continuation or conversion of fewer than all Loans, the aggregate principal amount of each Eurodollar Loan continued or into which a Loan is converted shall be in the minimum principal amount of $500,000.00 and in minimum increased multiples of $100,000.00;

         (c) each continuation or conversion shall be effected by the Bank applying the proceeds of the new Loan to the Loan (or portion thereof) being continued or converted;

         (d) if the new Loan made as a result of a continuation or conversion shall be a Eurodollar Loan, the first Interest Period with respect thereto shall commence on the date of continuation or conversion;

         (e) each request for a Eurodollar Loan which shall fail to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month and each request for a Eurodollar Loan made when such Loans are not available shall be deemed to be a request for an Alternate Base Rate Loan;

         (f) unless sufficient Alternate Base Rate Loans are outstanding or other Eurodollar Loans are outstanding with Interest Periods expiring prior to the next scheduled installment payment of the Converted Term Loan Note, and are sufficient to enable the Borrower to make such installment payment, any Eurodollar Loan a portion of which is required to be repaid on any such installment payment date shall be automatically converted at the end of such Interest Period into an Alternate Base Rate Loan; and

         (g) in the event that the Borrower shall not give notice to continue a Eurodollar Loan as provided above, such Loan shall automatically be converted into an Alternate Base Rate Loan at the expiration of the then current Interest Period.

         SECTION 2.10. USE OF PROCEEDS. The proceeds of the Revolving Credit Loans shall be used by the Borrower for general corporate purposes, including
(i) working capital, (ii) for advances to the Guarantors and (iii) to partially finance the ENSA Acquisition but no other acquisition, and the proceeds of the Converted Term Loan shall be used by the Borrower exclusively to satisfy existing obligations to the Bank under the Revolving Credit Note. No part of the proceeds of any Loan may be used (i) in order to pay dividends or repurchase any of the Borrower's capital stock or (ii) for any purpose that directly or indirectly violates or is inconsistent with, the provisions of Regulations G, T, U or X.

         SECTION 2.11. COMMITMENT FEE. The Borrower agrees to pay to the Bank from the date of this Agreement and for so long as the Commitment remains outstanding, on the last Business Day of each calendar quarter, a commitment fee computed at the rate of one quarter of one (1/4%) percent per annum (computed on the basis of the actual number of days elapsed over 360 days) on the average daily unused amount of the Commitment, such commitment fee being payable for the calendar quarter, or part thereof, preceding the payment date.

         SECTION 2.12. REDUCTION OF COMMITMENT. Upon at least three (3) Business Days' written notice, the Borrower may irrevocably elect to have the unused Commitment terminated in whole or reduced in part provided, however, that any such partial reduction shall be in a minimum amount of Two Hundred Fifty Thousand ($250,000.00) Dollars, or whole multiples thereof. The Commitment, once terminated or reduced, shall not be reinstated without the express written approval of the Bank.

         SECTION 2.13. PREPAYMENT. (a) The Borrower shall have the right at any time and from time to time to prepay any Alternate Base Rate Loan, in whole or in part, without premium or penalty on the same day on which telephonic notice is given to the Bank (immediately confirmed in writing) of such prepayment provided, however, that each such prepayment shall be on a Business Day and shall be in an aggregate principal amount which is an integral multiple of $250,000.00.

         (b) The Borrower shall have the right at any time and from time to time, subject to the provisions of this Agreement, to prepay any Eurodollar Loan, in whole or in part, on three (3) Business Days' prior irrevocable written notice to the Bank, provided, however, that such prepayment may only be made on an Interest Determination Date.

         (c) The notice of prepayment under this Section 2.13 shall set forth the prepayment date and the principal amount of the Loan being prepaid and shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount and on the date stated therein. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment. Each prepayment under this Section 2.13 shall be applied first towards unpaid interest on the amount being prepaid and then towards the principal in whole or partial prepayment of Loans by the Borrower. In the absence of such specification, amounts being prepaid shall be applied first to any Alternate Base Rate Loan then outstanding and then to Eurodollar Loans in the order of the expiration of their respective Interest Periods. In the case of the Converted Term Loan, all partial prepayments of Loans shall be applied to installments of principal of the Converted Term Loan, as the case may be, in the inverse order of maturity.

         SECTION 2.14. REIMBURSEMENT BY BORROWER. The Borrower shall reimburse the Bank upon the Bank's demand for any loss, cost or expense incurred or to be incurred by it (in the Bank's sole determination) as a result of any prepayment or conversion (whether voluntarily or by acceleration) of any Eurodollar Loan other than on the last day of the Interest Period for such Loan, or if the Borrower fails to borrow the Eurodollar Loan (or is not able to borrow because of an Event of Default or for any other reason hereunder) after having given the irrevocable notice of borrowing required by this Agreement. Such reimbursement shall include, but not be limited to, any loss, cost or expense incurred by the Bank in obtaining, liquidating or redeploying any funds used or to be used in making or maintaining the Eurodollar Loan.

         SECTION 2.15. STATUTORY RESERVES. It is understood that the cost to the Bank of making or maintaining Eurodollar Loans may fluctuate as a result of the applicability of, or change in, Statutory Reserves. The Borrower agrees to pay to the Bank from time to time, as provided in Section 2.16 below, such amounts as shall be necessary to compensate the Bank for the portion of the cost of making or maintaining any Eurodollar Loans made by it resulting from any such Statutory Reserves, or change therein, it being understood that the rates of interest applicable to Eurodollar Loans hereunder have been determined on the basis of Statutory Reserves in effect at the time of determination of the Adjusted LIBOR Rate and that such rates do not reflect costs imposed on the Bank in connection with any change to such Statutory Reserves. It is agreed that for purposes of this paragraph the Eurodollar Loans made hereunder shall be deemed to constitute Eurocurrency Liabilities as defined in Regulation D and to be subject to the reserve requirements of Regulation D without benefit or credit of proration, exemptions or offsets which might otherwise be available to the Bank from time to time under Regulation D.

         SECTION 2.16. INCREASED COSTS. If, after the date of this Agreement, the adoption of, or any change in, any applicable law, regulation, rule or directive, or any interpretation thereof by any authority charged with the administration or interpretation thereof:

                  (i) subjects the Bank to any tax with respect to its Commitment, the Loans, the Notes or on any amount paid or to be paid under or pursuant to this Agreement, the Loans or the Notes (other than any tax measured by or based upon the overall net income of the Bank);

                  (ii) changes the basis of taxation of payments to the Bank of any amounts payable hereunder (other than any tax measured by or based upon the overall net income of the Bank);

                  (iii) imposes, modifies or deems applicable any reserve, capital adequacy or deposit requirements against any assets held by, deposits with or for the account of, or loans made by, the Bank; or

                  (iv) imposes on the Bank any other condition affecting its Commitment, the Loans, the Notes or this Agreement; and the result of any of the foregoing is to increase the cost to the Bank of maintaining this Agreement or the Commitment or making the Loans, or to reduce the amount of any payment (whether of principal, interest or otherwise) receivable by the Bank or to require the Bank to make any payment on or calculated by reference to the gross amount of any sum received by it, in each case by an amount which the Bank in its sole judgment deems material, then and in any such case:

                  (a) the Bank shall promptly advise the Borrower of such event, together with the date thereof, the amount of such increased cost or reduction or payment and the way in which such amount has been calculated; and

                  (b) the Borrower shall pay to the Bank, within ten (10) days after the advice referred to in subsection (a) hereinabove, such an amount or amounts as will compensate the Bank for such additional cost, reduction or payment for so long as the same shall remain in effect.

         The determination of the Bank as to additional amounts payable pursuant to this Section 2.16 shall be conclusive evidence of such amounts absent manifest error.

         SECTION 2.17. CAPITAL ADEQUACY. If the Bank shall have determined that the applicability of any law, rule, regulation or guideline, or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or any lending office of the Bank) or the Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital or on the capital of the Bank's holding company, if any, as a consequence of its obligations hereunder to a level below that which the Bank or the Bank's holding company could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies and the policies of the Bank's holding company with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank or the Bank's holding company for any such reduction suffered.

         SECTION 2.18. CHANGE IN LEGALITY. (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if any change after the date hereof in law, rule, regulation, guideline or order, or in the interpretation thereof by any governmental authority charged with the administration thereof, shall make it unlawful for the Bank to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan, then, by written notice to the Borrower, the Bank may:

                           (i) declare that Eurodollar Loans will not thereafter be made hereunder, whereupon the Borrower shall be prohibited from requesting such Eurodollar Loans hereunder unless such declaration is subsequently withdrawn; and

                           (ii)  require  that,  subject  to the  provisions  of
         Section 2.14, all outstanding Eurodollar Loans made by it be converted to an Alternate Base Rate Loan, whereupon all of such Eurodollar Loans shall be automatically converted to an Alternate Base Rate Loan as of the effective date of such notice as provided in paragraph (b) below.

                  (b) For purposes of this Section 2.18, a notice to the Borrower by the Bank pursuant to paragraph (a) above shall be effective, for the purposes of paragraph (a) above, if lawful, and if any Eurodollar Loans shall then be outstanding, on the last day of the then current Interest Period; otherwise, such notice shall be effective on the date of receipt by the Borrower.

         SECTION 2.19. INDEMNITY. The Borrower will indemnify the Bank against any loss or expense which the Bank may sustain or incur as a consequence of any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise), or the occurrence of any Event of Default, including but not limited to any loss or expense sustained or incurred in liquidating or employing deposits from third parties acquired to affect or maintain such Loan or any part thereof. When claiming under this
Section 2.19, the Bank shall provide to the Borrower a statement, signed by an officer of the Bank, explaining the amount of any such loss or expense (including the calculation of such amount), which statement shall, in the absence of manifest error, be conclusive with respect to the parties hereto.

         SECTION 2.20. CHANGE IN LIBOR; AVAILABILITY OF RATES. In the event, and on each occasion, that, on the day the interest rate for any Eurodollar Loan is to be determined, the Bank shall have determined (which determination, absent manifest error, shall be conclusive and binding upon the Borrower) that dollar deposits in the amount of the principal amount of the requested Eurodollar Loan are not generally available in the London Interbank Market, or that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to the Bank of making or maintaining the principal amount of such Eurodollar Loan during such Interest Period, such Eurodollar Loan shall be unavailable. The Bank shall, as soon as practicable thereafter, give written, telex or telephonic notice of such determination of unavailability to the Borrower. Any request by the Borrower for an unavailable Eurodollar Loan shall be deemed to have been a request for an Alternate Base Rate Loan. After such notice shall have been given and until the Bank shall have notified the Borrower that the circumstances giving rise to such notice no longer exist, each subsequent request for an unavailable Eurodollar Loan shall be deemed to be a request for an Alternate Base Rate Loan.

         SECTION 2.21. AUTHORIZATION TO DEBIT BORROWER'S ACCOUNT. The Bank is hereby authorized to debit the Borrower's account maintained with the Bank for
(i) all scheduled  payments of principal  and/or  interest under the Notes,  and
(ii) the commitment fee and all other amounts due hereunder; all such debits to be made on the days such payments are due in accordance with the terms hereof.

         SECTION 2.22. LATE CHARGES, DEFAULT INTEREST. (a) If the Borrower shall default in the payment of any principal installment of or interest on any Loan or any other amount becoming due hereunder, the Borrower shall pay interest, to the extent permitted by law, on such defaulted amount up to the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to two (2%) percent in excess of the interest rate otherwise in effect with respect to the type of Loan in connection with which the required payments have not been made.

         (b) Upon the occurrence and during the continuation of an Event of Default, the Borrower shall pay interest on all amounts owing under the Notes and this Agreement (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to two (2%) percent in excess of the interest rate otherwise in effect hereunder.

         SECTION 2.23. PAYMENTS. All payments by the Borrower hereunder or under the Notes shall be made in Dollars in immediately available funds at the office of the Bank by 12:00 noon, New York City time on the date on which such payment shall be due. Interest on the Notes shall accrue from and including the date of each Loan to but excluding the date on which such Loan is paid in full or refinanced with a Loan of a different type.

         SECTION 2.24. INTEREST ADJUSTMENTS. (a) If the provisions of this Agreement or the Notes would at any time otherwise require payment by the Borrower to the Bank of any amount of interest in excess of the maximum amount then permitted by applicable law the interest payments shall be reduced to the extent necessary so that the Bank shall not receive interest in excess of such maximum amount. To the extent that, pursuant to the foregoing sentence, the Bank shall receive interest payments hereunder or under the

Notes in an amount less than the amount otherwise provided, such deficit (hereinafter called the "Interest Deficit") will cumulate and will be carried forward (without interest) until the termination of this Agreement. Interest otherwise payable to the Bank hereunder and under the Notes for any subsequent period shall be increased by such maximum amount of the Interest Deficit that may be so added without causing the Bank to receive interest in excess of the maximum amount then permitted by applicable law.

         (b) The amount of the Interest Deficit shall be treated as a prepayment penalty and paid in full at the time of any optional prepayment by the Borrower to the Bank of all or any part of the Converted Term Loan. The amount of the Interest Deficit relating to the Notes at the time of any complete payment of the Notes at that time outstanding (other than an optional prepayment thereof) shall be cancelled and not paid.

         SECTION 2.25. PARTICIPATIONS, ETC. The Bank shall have the right at any time, with or without notice to the Borrower, to sell, assign, transfer or negotiate all or any part of the Revolving Credit Note or the Converted Term Loan Note or the Commitment or grant participations therein to one or more banks (foreign or domestic, including an affiliate of the Bank), insurance companies or other financial institutions, pension funds or mutual funds. The Borrower and the Guarantors agree and consent to the Bank providing financial and other information regarding their business and operations to prospective purchasers or participants and further agree that to the extent that the Bank should sell, assign, transfer or negotiate all or any part of the Notes or the Commitment, the Bank shall be forever released and discharged from its obligations under the Notes, the Commitment and this Agreement to the extent same is sold, assigned, transferred or negotiated. Nothing herein shall be read or construed as prohibiting or otherwise limiting the ability or right of the Bank to pledge any Note to a Federal Reserve Bank.

                                   ARTICLE III

                              CONDITIONS OF LENDING

         SECTION 3.01. CONDITIONS PRECEDENT TO THE MAKING OF THE INITIAL REVOLVING CREDIT LOAN. The obligation of the Bank to make the initial Revolving Credit Loan contemplated by this Agreement is subject to the condition precedent that the Bank shall have received from the Borrower and the Guarantors the following, in form and substance satisfactory to the Bank and its counsel:

         (a) The Revolving Credit Note duly executed and payable to the order of the Bank.

         (b) Certified (as of the date of this Agreement) copies of the resolutions of the Board of Directors of the Borrower authorizing the Loans and authorizing and approving this Agreement and the other Loan Documents and the execution, delivery and performance thereof and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the other Loan Documents.

         (c) Certified (as of the date of this Agreement) copies of the resolutions of the Boards of Directors and the shareholders of each of the Guarantors, authorizing and approving this Agreement, their Guaranties and any other Loan Document applicable to the Guarantors, and the execution, delivery and performance thereof and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, their Guaranties and the other Loan Documents.

         (d) A certificate of the Secretary or an Assistant Secretary (attested to by another officer) of the Borrower certifying: (i) the names and true signatures of the officer or officers of the Borrower authorized to sign this Agreement, the Revolving Credit Note, the Converted Term Loan Note and the other Loan Documents to be delivered hereunder on behalf of the Borrower; and (ii) a copy of the Borrower's by-laws as complete and correct on the date of this Agreement.

         (e) A Certificate of the Secretary or an Assistant Secretary (attested to by another officer) of each of the Guarantors certifying (i) the names and true signatures of the officer or officers of the Guarantors authorized to sign this Agreement, their Guaranties and any other Loan Documents to be delivered hereunder on behalf of the Guarantors; (ii) a copy of each of the Guarantors' by-laws as complete and correct on the date of this Agreement; and (iii) the stock ownership of each Guarantor.

         (f) Copies of the certificate of incorporation and all amendments thereto of each of the Borrower and the Guarantors certified in each case by the Secretary of State (or equivalent officer) of the state of incorporation of each of the Borrower and the Guarantors and a certificate of existence and good standing with respect to each of the Borrower and the Guarantors from the Secretary of State (or equivalent officer) of the state of incorporation of each of the Borrower and the Guarantors and from the Secretary of State (or equivalent officer) of any state in which the Borrower or the Guarantors are authorized to do business.

         (g) An opinion of Karp and Sommers, counsel for the Borrower and the Guarantors as to certain matters referred to in Article IV hereof and as to such other matters as the Bank or its counsel may reasonably request.

         (h) From each of the Guarantors, an executed Guaranty.

         (i) From the Borrower and each of the Guarantors, an executed Security Agreement giving to the Bank a first priority security interest in all present and future accounts, contract rights, chattel paper, general intangibles, instruments and documents of the Borrower and the Guarantors, all whether now owned or hereafter acquired, and in all machinery and equipment acquired by the Borrower and the Guarantors after the date of this Agreement (collectively the "Collateral").

         (j) From the Borrower and each of the Guarantors, UCC-1 filings perfecting the Bank's security interests in the Collateral.

         (k) A property damage insurance policy for the Collateral in the amount of the greater of (1) the replacement value of the Collateral or (2) the principal amount outstanding under the Loans, naming the Bank as loss payee with an insurance company acceptable to the Bank. The policy shall provide for thirty
(30) days notice to the Bank of cancellation or change.

         (l) The last audit performed on the Borrower and/or the Guarantors by the New York State Department of Environmental Conservation or any and all other federal, state or local regulatory authorities, the review of which shall be satisfactory to the Bank and its counsel in all respects, with such additional accreditation and regulatory documents as may be required by the Bank.

         (m) An accounts receivable aging schedule (by account) of the Borrower and the Guarantors, dated not more than thirty (30) days prior to the date of this Agreement, such schedule to be satisfactory to the Bank in all respects.

         (n) Copies of all shareholder agreements, management contracts, employment agreements and similar agreements between or among the Borrower, any of the Guarantors and Robert Rubin and/or Joseph Wisneski the review of which shall be satisfactory to the Bank in all respects.

         (o) The management prepared consolidated and consolidating financial statements of the Borrower and the Guarantors for the nine (9) month period ended October 31, 1995, prepared in accordance with GAAP, the review of which shall be satisfactory to the Bank in all respects.

         (p) All material loan or credit agreements to which the Borrower or any Guarantor is a party, the review of which shall be satisfactory to the Bank in all respects.

         (q) Insurance policies or binders related thereto for the Borrower and Guarantors evidencing professional liability, general liability and umbrella liability coverage, such policies and coverages to be satisfactory to the Bank in all respects.

         (r) All employee benefit plans of the Borrower and the Guarantors, the review of which shall be satisfactory to the Bank in all respects.

         (s) A schedule of all lease agreements in which the Borrower or any of the Guarantors are the lessees, which schedule shall include the name of the lessor, the name of the lessee, the term of the lease, the annual lease expenditure, the expiration of the lease and whether such lease is an operating or capital lease, the review of such schedule to be satisfactory to the Bank in all respects.

         (t) A schedule of all contracts entered into by the Borrower or any of the Guarantors with the City of Long Beach, New York, the review of which shall be satisfactory to the Bank in all respects.

         (u) A copy of the Agreement and Plan of Merger among the Borrower, ENSA Acquisition Corp. and Environmental Services of America, Inc., and all other documents and agreements relating to the ENSA Acquisition, the review of which shall be satisfactory to the Bank in all respects.

         (v) Evidence of full repayment and cancellation of any other credit facilities and/or indebtedness to other lenders and evidence of receipt of UCC-3 financing statements to terminate any such lender's security interest in the assets of the Borrower or the Guarantors, or an assignment of such security interests to the Bank, as the Bank may request in its sole and absolute discretion.

         (w) From the Borrower, copies of the Phase I and Phase II Environmental Audits on the Long Beach Property.

         (x) The Bank and its counsel shall have completed its diligence on certain litigation involving principals of the Borrower, which shall be satisfactory to the Bank in all respects.

         (y) The following statements shall be true and the Bank shall have received a certificate signed by the President or Chief Financial Officer of the Borrower and each Guarantor dated the date hereof, stating:

                  (i) That  the  representations  and  warranties  contained  in
Article IV of this Agreement and in the Loan Documents are true and correct on and as of such date;

                  (ii) That no Default, Event of Default or Material Adverse Change in the Borrower or any Guarantor has occurred and is continuing, or would result from the making of the initial Revolving Credit Loan; and

                  (iii) The purpose for which the proceeds of the requested Loan will be made, with supporting documentation satisfactory to the Bank in all respects.

         (z) All schedules, documents, certificates and other information provided to the Bank pursuant to or in connection with this Agreement shall be satisfactory to the Bank and its counsel in all respects.

         (aa) All legal matters incident to this Agreement and the Loan transactions contemplated hereby shall be satisfactory to Cullen and Dykman, counsel to the Bank.

         (bb) Such other approvals, opinions, documents or due diligence checkings as the Bank or its counsel may reasonably request, the review of which shall be satisfactory to the Bank in all respects.

         (cc) All fees, expenses and other costs required to be paid by the Borrower in connection with this Agreement shall have been paid.

         SECTION 3.02. CONDITIONS PRECEDENT TO ALL REVOLVING CREDIT LOANS. The obligations of the Bank to make each Revolving Credit Loan (including the initial Revolving Credit Loan) shall be subject to the further condition precedent that on the date of such Revolving Credit Loan:

         (a) The following statements shall be true and the Bank shall have received a certificate signed by the President or the Chief Financial Officer of the Borrower and each Corporate Guarantor dated the date of such Revolving Credit Loan, stating:

                  (i) That  the  representations  and  warranties  contained  in
Article IV of this Agreement and in the Loan Documents are true and correct on and as of such date as though made on and as of such date; and

                  (ii) That no Default, Event of Default or Material Adverse Change in the Borrower or any Guarantor has occurred and is continuing, or would result from such Revolving Credit Loan; and

                  (iii) The purpose for which the proceeds of the requested Loan will be made, with supporting documentation satisfactory to the Bank in all respects.

         (b) The Bank shall have received such other approvals, opinions or documents as the Bank may reasonably request.

         SECTION 3.03. CONDITIONS PRECEDENT TO THE CONVERTED TERM LOAN. The obligation of the Bank to make the Converted Term Loan shall be subject to the condition precedent that the Bank shall have received on or before the Conversion Date all of the documents required by Sections 3.01 and 3.02 and each of the following, in form and substance satisfactory to the Bank and its counsel:

         (a) The Converted Term Loan Note duly executed by the Borrower.

         (b) The following statements shall be true and the Bank shall have received a certificate signed by the President or the Chief Financial Officer of the Borrower and each Guarantor dated the Conversion Date stating that:

               (i) The representations and warranties contained in Article IV of this Agreement and in the Loan Documents are true and correct on and as of the Conversion Date as though made on and as of such date; and

               (ii) No Default, Event of Default or Material Adverse Change in the Borrower or any Guarantor has occurred and is continuing, or would result from the making of the Converted Term Loan.

         (c) Additional Documentation. The Bank shall have received such other approvals, opinions, or documents as the Bank or its counsel may reasonably request.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.01. REPRESENTATIONS AND WARRANTIES. On the date hereof, on each date that the Borrower requests a Revolving Credit Loan and on the Conversion Date, the Borrower and each of the Guarantors represent and warrant as follows:

         (a) On the date hereof, the only Subsidiaries of the Borrower or a Guarantor are those set forth on Schedule 4.01(a) annexed hereto, which Schedule accurately sets forth with respect to each such Subsidiary, its name and address, any other addresses at which it conducts business, its state of incorporation and each other jurisdiction in which it is qualified to do business and the identity and share holdings of its stockholders. Except as set forth on Schedule 4.01(a), all of the issued and outstanding shares of each Subsidiary which are owned by the Borrower or a Guarantor are owned by the Borrower or such Guarantor free and clear of any mortgage, pledge, lien or encumbrance. Except as set forth on Schedule 4.01(a), there are not outstanding any warrants, options, contracts or commitments of any kind entitling any Person to purchase or otherwise acquire any shares of common or capital stock or other equity interest of the Borrower, any Guarantor or any Subsidiary of the Borrower or a Guarantor, nor are there outstanding any securities which are convertible into or exchangeable for any shares of the common or capital stock of the Borrower, any Guarantor or any Subsidiary of the Borrower or a Guarantor.

         (b) The Borrower and each Guarantor are each a corporation duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and each has the corporate power to own its assets and to transact the business in which it is presently engaged and is duly qualified and is in good standing in all other jurisdictions where the character or nature of its business requires such qualification.

         (c) The execution, delivery and performance by the Borrower and each Guarantor of the Loan Documents to which they are a party are within the Borrower's and the Guarantors' corporate power and have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the stockholders of the Borrower or Guarantors; (ii) do not contravene the Borrower's or any of the Guarantors' certificates of incorporation, charters or by-laws; (iii) violate any provision of or any law, rule, regulation, contractual restriction, order, writ, judgment, injunction, or decree, determination or award binding on or affecting the Borrower or any Guarantor; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement, or any other agreement, lease or instrument to which the Borrower or any Guarantor is a party or by which it or its properties may be bound or affected; and (v) result in, or require, the creation or imposition of any Lien (other than the Lien of the Loan Documents) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or any Guarantor.

         (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower or any Guarantor of any Loan Document to which it is a party, except authorizations, approvals, actions, notices or filings which have been obtained, taken or made, as the case may be.

         (e) The Loan Documents when delivered hereunder will have been duly executed and delivered on behalf of the Borrower and each Guarantor, as the case may be, and will be legal, valid and binding obligations of the Borrower and each Guarantor, as the case may be, enforceable against the Borrower or such Guarantor in accordance with their respective terms.

         (f) The consolidated financial statements of the Borrower and its Consolidated Subsidiaries for the fiscal year ended January 31, 1995, and for the three (3) quarters ended October 31, 1995, copies of which have been furnished to the Bank, fairly present the financial condition of the Borrower (including, without limitation, all contingent liabilities) and its Consolidated Subsidiaries as at such dates and the results of operations of the Borrower and its Consolidated Subsidiaries for the periods ended on such dates, all in accordance with GAAP, and since January 31, 1995 there has been (i) no material increase in the liabilities (including contingent liabilities) of the Borrower and its Consolidated Subsidiaries and (ii) no Material Adverse Change in the Borrower and its Consolidated Subsidiaries. The Borrower and its Consolidated Affiliates did not incur Consolidated Capital Expenditures in excess of $1,606,000.00 during the fiscal year ended January 31, 1996.

         (g) Except as disclosed in Schedule 4.01(g), there is no pending or threatened action, proceeding or investigation affecting the Borrower, any Guarantor or any Subsidiary of the Borrower or a Guarantor, before any court, governmental agency or arbitrator, which may either in one case or in the aggregate, result in a Material Adverse Change in the Borrower, any Guarantor or any such Subsidiary.

         (h) The Borrower, each Guarantor and each Subsidiary of the Borrower or a Guarantor have filed all federal, state and local tax returns required to be filed and have paid all taxes, assessments and governmental charges and levies thereon to be due, including interest and penalties.

         (i) The Borrower, each Guarantor and each Subsidiary of the Borrower or any Guarantor possess all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and neither the Borrower, any Guarantor nor any such Subsidiary are in violation of any similar rights of others.

         (j) Neither the Borrower nor any Guarantor is a party to any indenture, loan or credit agreement or any other agreement, lease or instrument or subject to any charter or corporate restriction which could result in a Material Adverse Change in the Borrower or any Guarantor.

         (k) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G, T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or in any other way which will cause the Borrower to violate the provisions of Regulations G, T, U or X.

         (l) No proceeds of any Loan will be used to acquire any security in any transaction which is subject to Sections 13 or 14 of the Securities Exchange Act of 1934.

         (m) The Borrower, each Guarantor and each Subsidiary of the Borrower or a Guarantor are in all material respects in compliance with all federal and state laws and regulations in all jurisdictions where the failure to comply with such laws or regulations could result in a Material Adverse Change in the Borrower, any of the Guarantors or any such Subsidiary.

         (n) The Borrower, each Guarantor, each Subsidiary of the Borrower or a Guarantor and each ERISA Affiliate are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administrate, a Plan, nor has the PBGC instituted any such proceedings; neither the Borrower, any Guarantor, any Subsidiary of the Borrower or a Guarantor, nor any ERISA Affiliate has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan; the Borrower, each Guarantor, each Subsidiary of the Borrower or a Guarantor and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans and the present fair market value of all Plan assets exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan in accordance with the provisions of ERISA for calculating the potential liability of the Borrower, any Guarantor, any such Subsidiary or any ERISA Affiliate to PBGC or the Plan under Title IV of ERISA; and neither the Borrower, any Guarantor, any such Subsidiary nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

         (o) The Borrower, each Guarantor and each Subsidiary of the Borrower or a Guarantor are in compliance with all federal, state or local laws, ordinances, rules, regulations or policies governing Hazardous Materials and neither the Borrower, any Guarantor nor any such Subsidiary has used Hazardous Materials on, from, or affecting any property now owned or occupied or hereafter owned or occupied by the Borrower, any Guarantor or any such Subsidiary in any manner which violates federal, state or local laws, ordinances, rules, regulations or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials, and that to the best of the Borrower's, Guarantors' and such Subsidiaries' knowledge, no prior owner of any such property or any tenant, subtenant, prior tenant or prior subtenant have used Hazardous Materials on, from or affecting such property in any manner which violates federal, state or local laws, ordinances, rules, regulations, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials.

         (p) The proceeds of the Revolving Credit Loans and the Converted Term Loan shall be used exclusively for the purposes set forth in Section 2.10 hereof.

         (q) The properties and assets of the Borrower and the Guarantors are not subject to any Lien other than those described in Section 5.02(a) hereof.

         (r) Neither the business nor the properties of the Borrower, any Guarantor or any Subsidiary of the Borrower or a Guarantor are affected by any fire, explosion, accident, strike, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), which could result in a Material Adverse Change in the Borrower, any Guarantor or any such Subsidiary.

         (s) Except for Liens described in Section 5.02(a)(ix), the Lien on the Collateral created by the Security Agreements constitute valid first priority perfected security interests in favor of the Bank.

         (t) The liability of the Guarantors (other than C&J Enterprises, Inc. and Long Beach Recycling and Recovery Corp.) as a result of the execution of their respective Guaranties and the execution of this Agreement shall not cause the liabilities (including contingent liabilities) of each of the Guarantors (other than C&J Enterprises, Inc. and Long Beach Recycling and Recovery Corp.) to exceed the fair saleable value of their respective assets.

         (u) The Guarantors acknowledge they have derived or expect to derive a financial or other advantage from the Loans obtained by the Borrower from the Bank.

         (v) Schedule 4.01(v) is a complete and correct list of all credit agreements,indentures, purchase agreements, guaranties, Capital Leases,and other investments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Borrower or any Guarantor are in any manner directly or contingently obligated, and the maximum principal or face amounts of the credit in question, outstanding or to be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

                                    ARTICLE V

                            COVENANTS OF THE BORROWER

         SECTION 5.01. AFFIRMATIVE COVENANTS. So long as any amount shall remain outstanding under the Revolving Credit Note or the Converted Term Loan Note, or so long as the Commitment shall remain in effect, the Borrower and the Guarantors will, unless the Bank shall otherwise consent in writing:

         (a) Compliance with Laws, Etc. Comply, and cause each Subsidiary of the Borrower or a Guarantor to comply, in all material respects with all applicable laws, rules, regulations and orders, where the failure to so comply could result in a Material Adverse Change in the Borrower, a Guarantor or any such Subsidiary.

         (b) Reporting Requirements. Furnish to the Bank: (i) Annual Financial Statements. (1) As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, a copy of the audited consolidated and consolidating financial statements of the Borrower and its Consolidated Subsidiaries for such year, including balance sheets with related statements of income and retained earnings and statements of cash flows, all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year, together with an unqualified opinion, prepared by independent certified public accountants selected by the Borrower and satisfactory to the Bank, all such financial statements to be prepared in accordance with GAAP, and (2) As soon as available and in any event within ninety (90) days after the end of each fiscal year of each Guarantor, a copy of the financial statements of each Guarantor for such year, including balance sheets with related statements of income and retained earnings and statements of cash flows, all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year, prepared on a review basis by independent certified public accountants selected by the Guarantors and satisfactory to the Bank, all such financial statements to be prepared in accordance with GAAP.

         (ii) Quarterly Financial Statements. (1) As soon as available and in any event within forty five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a copy of the consolidated and consolidating financial statements of the Borrower and its Consolidated Subsidiaries for such quarter, including a balance sheet with related statements of income and retained earnings and a statement of cash flows, all in reasonable detail and setting forth in comparative form the figures for the comparable quarter for the previous fiscal year, prepared by the management of the Borrower, and certified by its Chief Financial Officer, all such financial statements to be prepared in accordance with GAAP; and (2) As soon as available and in any event within forty five (45) days after the end of each of the first three fiscal quarters of each fiscal year of each Guarantor, a copy of the financial statements of each Guarantor for such quarter, including a balance sheet with related statements of income and retained earnings and a statement of cash flows, all in reasonable detail and setting forth in comparative form the figures for the comparable quarter for the previous fiscal year, prepared by management of the Borrower, and certified by its Chief Financial Officer, all such financial statements to be prepared in accordance with GAAP.

         (iii) Management Letters. Promptly upon receipt thereof, copies of any reports submitted to the Borrower or any Guarantor by independent certified public accountants in connection with the examination of the financial statements of the Borrower and each Guarantor made by such accountants;

         (iv) Certificate of No Default. Simultaneously with the delivery of the financial statements referred to in Section 5.01(b)(i) and (ii), a certificate of the President or the Chief Financial Officer of the Borrower or Guarantor, as the case may be, (1) certifying that no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto; and (2) with computations demonstrating compliance with the covenants contained in Section 5.03.

         (v) Accountants' Report. Simultaneously with the delivery of the annual financial statements referred to in Section 5.01(b)(i), a certificate of the independent certified public accountants who audited such statements to the effect that, in making the examination necessary for the audit or review of such statements, they have obtained no knowledge of any condition or event which constitutes a Default or Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specify in such certificate each such condition or event of which they have knowledge and the nature and status thereof.

         (vi) Accounts Receivable Aging Schedule. As soon as available and in any event within fifteen (15) days after the end of each month, an accounts receivable aging schedule.

         (vii) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Borrower, any Guarantor or any Subsidiary of the Borrower or a Guarantor.

         (viii) Notice of Defaults and Events of Default. As soon as possible and in any event within five (5) days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto.

         (ix) ERISA Reports. Promptly after the filing or receiving thereof, copies of all reports, including annual reports, and notices which the Borrower, any Guarantor or any Subsidiary of the Borrower or a Guarantor, files with or receives from the PBGC, the Internal Revenue Service or the U.S. Department of Labor under ERISA; and as soon as possible after the Borrower, any Guarantor or any such Subsidiary knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Borrower, any Guarantor or any such Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, the Borrower or such Guarantor will deliver to the Bank a certificate of the President or the Chief Financial Officer of the Borrower or such Guarantor setting forth details as to such Reportable Event or Prohibited Transaction or Plan termination and the action the Borrower or such Guarantor proposes to take with respect thereto;

         (x) Reports to Other Creditors. Promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to the Bank pursuant to any other clause of this
Section 5.01(b).

         (xi) Proxy Statements, Etc. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Borrower or any Guarantor sends to its stockholders, and copies of all regular, periodic, and special reports, and all registration statements which the Borrower or any Guarantor files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange.

         (xii) Notice of Affiliates. Promptly after any Person becomes an Affiliate of the Borrower or a Guarantor, notice to the Bank of such Affiliate.

         (xiii) General Information. Such other information respecting the condition or operations, financial or otherwise, of the Borrower, any Guarantor or any Subsidiary of the Borrower or a Guarantor as the Bank may from time to time reasonably request.

         (c) Taxes. Pay and discharge, and cause its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges upon it or them, its or their income and its or their properties prior to the dates on which penalties are attached thereto, unless and only to the extent that (i) such taxes shall be contested in good faith and by appropriate proceedings by the Borrower, any Guarantor or any such Subsidiary, as the case may be; (ii) there be adequate reserves therefor in accordance with GAAP entered on the books of the Borrower, any Guarantor or any such Subsidiary; and (iii) no enforcement proceedings against the Borrower, any Guarantor or any such Subsidiary have been commenced.

         (d) Corporate Existence. Preserve and maintain, and cause its Subsidiaries to preserve and maintain, their corporate existence and good standing in the jurisdiction of their incorporation and the rights, privileges and franchises of the Borrower, each Guarantor and each such Subsidiary in each case where failure to so preserve or maintain could result in a Material Adverse Change in the Borrower, such Guarantor or such Subsidiary.

         (e) Maintenance of Properties and Insurance. (i) Keep, and cause any Subsidiaries to keep, the respective properties and assets (tangible or intangible) that are useful and necessary in its business, in good working order and condition, reasonable wear and tear excepted; (ii) maintain, and cause any Subsidiaries to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning properties doing business in the same general areas in which the Borrower, any Guarantors and any such Subsidiaries operate; and (iii) cause the Bank to be named as loss payee on any such insurance policies.

         (f) Books of Record and Account. Keep, and cause any Subsidiaries to keep, adequate records and proper books of record and account in which complete entries will be made in a manner to enable the preparation of financial statements in accordance with GAAP, reflecting all financial transactions of the Borrower, the Guarantors, and any such Subsidiaries.

         (g) Visitation. At any reasonable time, and from time to time, permit the Bank or any agents or representatives thereof, to examine and make copies of and abstracts from the books and records of, and visit the properties of, the Borrower or any Guarantor and to discuss the affairs, finances and accounts of the Borrower or any Guarantor with any of the respective officers or directors of the Borrower or such Guarantor or the Borrower's or such Guarantor's independent accountants.

         (h) Performance and Compliance with Other Agreements. Perform and comply, and cause any Subsidiaries to perform and comply, with each of the provisions of each and every agreement the failure to perform or comply with which could result in a Material Adverse Change in the Borrower, any Guarantor or any Subsidiary.

         (i) Continued Perfection of Liens and Security Interest. Record or file or rerecord or refile the Loan Documents or a financing statement or any other filing or recording or refiling or rerecording in each and every office where and when necessary to preserve and perfect the security interests of the Loan Documents.

         (j) Pension Funding. Comply with the following and cause each ERISA Affiliate of the Borrower, any Guarantor or any Subsidiary of the Borrower or a Guarantor to comply with the following:

                  (i) engage solely in transactions which would not subject any of such entities to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in either case in an amount in excess of $25,000.00;

                  (ii) make full payment when due of all amounts which, under the provisions of any Plan or ERISA, the Borrower, any Guarantor, any such Subsidiary or any ERISA Affiliate of any of same is required to pay as contributions thereto;

                  (iii) all applicable provisions of the Internal Revenue Code and the regulations promulgated thereunder, including but not limited to Section 412 thereof, and all applicable rules, regulations and interpretations of the Accounting Principles Board and the Financial Accounting Standards Board;

                  (iv) not fail to make any payments in an aggregate amount greater than $25,000.00 to any Multiemployer Plan that the Borrower, any Guarantor, any such Subsidiary or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

                  (v) not take any action regarding any Plan which could result in the occurrence of a Prohibited Transaction.

         (k) Licenses. Maintain at all times, and cause each Subsidiary to maintain at all times, all licenses or permits necessary to the conduct of its business or as may be required by any governmental agency or instrumentality thereof.

         (l) New Affiliates. Cause any Affiliate of the Borrower or a Guarantor formed after the date of this Agreement to become a Guarantor of all obligations of the Borrower to the Bank, whether incurred under this Agreement or otherwise and to secure its obligations as a Guarantor by granting to the Bank a first priority security interest in all personal property of such Affiliate.

         (m) City of Long Beach Consents. Promptly, but in no event later than six (6) months from the date of this Agreement, deliver to the Bank copies of the executed consent(s) of the City of Long Beach (the "City") to the assignment by Long Beach Recycling and Recovery Corp. ("LBRR") to Environmental Waste Incineration, Inc. of (i) the Lease Agreement dated as of November 16, 1984 between the City and LBRR, (ii) the Lease Agreement dated as of May 13, 1992 between the City and LBRR, and (iii) the Solid Waste Disposal Agreement between the City and LBRR.

         SECTION 5.02. NEGATIVE COVENANTS. So long as any amount shall remain outstanding under the Revolving Credit Note or the Converted Term Loan Note, or so long as the Commitment shall remain in effect, neither the Borrower nor the Guarantors will, without the written consent of the Bank:

         (a) Liens, Etc. Create, incur, assume or suffer to exist, any Lien, upon or with respect to any of its properties, now owned or hereafter acquired, except:

                    (i) Liens in favor of the Bank;

                   (ii) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

                   (iii) Liens imposed by law, such as mechanics', materialmen's, landlords', warehousemen's, and carriers' Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

                  (iv)   Liens   under   workers'   compensation,   unemployment
insurance, Social Security, or similar legislation;

                  (v) Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

                  (vi) Liens described in Schedule 5.02(a), provided that no such Liens shall be renewed, extended or refinanced;

                  (vii) Judgment and other similar Liens arising in connection with court proceedings (other than those described in Section 6.01(f)), provided that, except for C&J Enterprises, Inc. and Long Beach Recycling and Recovery Corp., the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

                  (viii) Easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the Borrower's or a Guarantor's occupation, use and enjoyment of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

                  (ix) Purchase money Liens on any property hereafter acquired or the assumption of any Lien on property existing at the time of such acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease, provided that:

                              (1) Any property  subject to any of the  foregoing
is acquired by the Borrower or any Guarantor in the ordinary course of its respective business and the Lien on any such property is created contemporaneously with such acquisition;

                              (2) The obligation secured by any Lien so created,
assumed, or existing shall not exceed seventy five (75%) percent of lesser of cost or fair market value of the property acquired as of the time of the Borrower or any Guarantor acquiring the same;

                              (3)  Each  such  Lien  shall  attach  only  to the
property so acquired and fixed improvements thereon;

                              (4) The Debt  secured by all such Liens  shall not
exceed $1,000,000.00 at any time outstanding in the aggregate; and

                              (5)  The  obligation   secured  by  such  Lien  is
permitted by the provisions of Section 5.02(b) and the related expenditure is permitted by the provisions of Section 5.03(c).

         (b) Debt. Create, incur, assume, or suffer to exist, any Debt, except:

                  (i) Debt of the Borrower under this Agreement or the Notes or any other Debt of the Borrower or the Guarantors owing to the Bank;

                  (ii) Debt described in Schedule 5.02(b), provided that no such Debt shall be renewed, extended or refinanced;

                  (iii) Subordinated Debt;

                  (iv) Accounts payable to trade creditors for goods or services which are not aged more than sixty (60) days from billing date and current operating liabilities (other than for borrowed money) which are not more than thirty (30) days past due, in each case incurred in the ordinary course of business and paid within the specified time, unless contested in good faith and by appropriate proceedings; and

                  (v) Debt of the Borrower or any Guarantor secured by purchase money Liens permitted by Section 5.02(a)(ix).

         (c) Lease Obligations. Create, incur, assume, or suffer to exist any obligation as lessee for the rental or hire of any real or personal property, except (i) Capital Leases permitted by Section 5.02(a), or (ii) leases existing on the date of this Agreement and any extensions or renewals thereof and other leases entered into after the date of this Agreement (other than Capital Leases) which do not in the aggregate require the Borrower or any Guarantor to make payments (including taxes, insurance, maintenance, and similar expenses which the Borrower or any Guarantor is required to pay under the terms of any lease) in any fiscal year of the Borrower or any Guarantor in excess of $300,000.00.

         (d) Merger. Merge into, or consolidate with or into, or have merged into it, any Person, except for the ENSA Acquisition; and, for the purpose of this subsection (d), the acquisition or sale by the Borrower or any Guarantor by lease, purchase or otherwise, of all, or substantially all, of the common stock or the assets of any Person or of it shall be deemed a merger of such Person with the Borrower or any Guarantor.

         (e) Sale of Assets, Etc. Sell, assign, transfer, lease or otherwise dispose of any of its assets, (including a saleleaseback transaction) with or without recourse, except for (i) inventory disposed of in the ordinary course of business; and (ii) the sale or other disposition of assets no longer used or useful in the conduct of its business.

         (f)  Investments,   Etc.  Make  any  Investment  other  than  Permitted
Investments.

         (g) Transactions With Affiliates. Except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's, a Guarantor's or a Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower, or the Guarantor or the Subsidiary than would be obtained in a comparable arm's length transaction with a Person not an Affiliate, enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate.

         (h) Prepayment of Outstanding Debt. Pay, in whole or in part, any outstanding Debt (other than Debt owing to the Bank) of the Borrower or any Guarantor, which by its terms is not then due and payable.

         (i) Guarantees. Guaranty, or in any other way become directly or contingently obligated for any Debt of any other Person (including any agreements relating to working capital maintenance, take or pay contracts or similar arrangements) other than (i) the endorsement of negotiable instruments for deposit in the ordinary course of business; (ii) guarantees existing on the date hereof and set forth in Schedule 5.02(i) annexed hereto; or (iii) guaranties by the Borrower or the Guarantors of Debt of the Borrower or the Guarantors if such Debt is permitted by the provisions of Section 5.02(b) of this Agreement.

         (j) Change of Business. Materially alter the nature of its business.

         (k) Fiscal Year. Change the ending date of its fiscal year from January 31.

         (l) Losses.  Incur a net loss for any fiscal quarter.

         (m) Accounting Policies. Change any accounting policies, except as permitted by GAAP.

         (n) Change of Tax Status. Change its tax reporting status as a sub-chapter C corporation.

         (o) Dividends, Etc. Declare or pay any dividends, purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, or make any distribution of assets to its stockholders as such, whether in cash, assets, or in obligations of the Borrower or any Guarantor; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of any shares of its capital stock; or make any other distribution by reduction of capital or otherwise in respect of any share of its capital stock.

         (p) Change of Control. Allow, or have occur, a Change of Control.

         (q) Management. Fail to retain Joseph Wisneski in a reasonably active full time capacity in the management of the Borrower.

         (r) Hazardous Material. The Borrower, each Guarantor and each Subsidiary of the Borrower or a Guarantor shall not cause or permit any property owned or occupied by the Borrower, any Guarantor or any such Subsidiary to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance with all applicable federal, state and local laws or regulations nor shall the Borrower, any Guarantor or any such Subsidiary cause or permit, as a result of any intentional or unintentional act or omission on the part of the Borrower, any Guarantor or any such Subsidiary or any tenant or subtenant, a release of Hazardous Materials onto any property owned or occupied by the Borrower, any Guarantor or any such Subsidiary or onto any other property. The Borrower, each Guarantor and each such Subsidiary shall not fail to comply with all applicable federal, state and local laws, ordinances, rules and regulations, whenever and by whomever triggered, and shall not fail to obtain and comply with, any and all approvals, registrations or permits required thereunder. The Borrower and the Guarantors shall execute any documentation required by the Bank in connection with the representations, warranties and covenants contained in this paragraph and Section 4.01 of this Agreement.

         SECTION 5.03. FINANCIAL REQUIREMENTS. So long as any amount shall remain outstanding under the Revolving Credit Note or the Converted Term Loan Note or so long as the Commitment shall remain in effect:

         (a) Minimum Consolidated Tangible Net Worth. The Borrower will maintain at all times a Consolidated Tangible Net Worth of not less than $12,500,000.00 from the date of this Agreement until January 30, 1997, and on January 31, 1997 until January 30, 1998, and on each succeeding January 31 until the next succeeding January 30, not less than $1,500,000.00 in excess of the Borrower's Consolidated Tangible Net Worth as of the preceding January 31.

         (b)  Consolidated  Capital  Expenditures.  The  Borrower  will not make
Consolidated Capital Expenditures (i) in excess of $1,500,000.00 in the aggregate during the fiscal year ending January 31, 1997 and (ii) in excess of $500,000.00 in the aggregate during any fiscal year thereafter.

         (c) Current Ratio. The Borrower will maintain at all times a ratio of Consolidated Current Assets to Consolidated Current Liabilities of not less than
2.50 to 1.00.

         (d) Leverage Ratio. The Borrower will maintain at all times a ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth of not greater than 1.25 to 1.00.

         (e) Consolidated Debt Service Ratio. The Borrower will maintain a Consolidated Debt Service Ratio of (i) not less than 1.50 to 1.00 from the date of this Agreement until January 30, 1997; (ii) not less than 1.75 to 1.00 from January 31, 1997 until January 30, 1998; and (iii) not less than 2.00 to 1.00 from January 31, 1998 and thereafter.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

         SECTION 6.01. EVENTS OF DEFAULT. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) The Borrower shall fail to pay any installment of principal of, or interest on, the Revolving Credit Note or the Converted Term Loan Note when due or any fees or other amounts owed in connection with this Agreement; or

                  (b) Any representation or warranty made by the Borrower or any Guarantor herein or in the Loan Documents or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

                  (c) The Borrower or any Guarantor shall fail to perform or observe any term, covenant, or agreement contained in this Agreement in any other Loan Document (other than the Notes) on its part to be performed or observed; or

                  (d) The Borrower, any Guarantor, or any Subsidiary of the Borrower or a Guarantor shall fail to pay any Debt (excluding Debt evidenced by the Revolving Credit Note and the Converted Term Loan Note) of the Borrower, any Guarantor or any such Subsidiary (as the case may be), or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt, or any other event shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

                  (e) The Borrower, any Guarantor or any Subsidiary of the Borrower or a Guarantor shall generally not pay its Debts as such Debts become due, or shall admit in writing its inability to pay its Debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower, any Guarantor or any such Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its Debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and if instituted against the Borrower, any Guarantor or any such Subsidiary shall remain undismissed for a period of 30 days; or the Borrower, any Guarantor or any such Subsidiary shall take any action to authorize any of the actions set forth above in this subsection (e); or

                  (f) Any judgment or order or combination of judgments or orders for the payment of money, in excess of $50,000.00 in the aggregate, which sum shall not be subject to full, complete and effective insurance coverage, shall be rendered against the Borrower, any Guarantor or any Subsidiary of the Borrower or a Guarantor and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (g) Any Guarantor shall fail to perform or observe any term or provision of its Guaranty or any representation or warranty made by any Guarantor (or any of its officers or partners) in connection with such Guarantor's Guaranty shall prove to have been incorrect in any material respect when made; or

                  (h) Any of the following events occur or exist with respect to the Borrower, any Guarantor, any Subsidiary of the Borrower or a Guarantor, or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution of the PBGC of any such proceedings; (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, could in the opinion of the Bank subject the Borrower, any Guarantor, any such Subsidiary or any ERISA Affiliate to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceeds or may exceed $50,000.00; or

                  (i) This Agreement or any other Loan Document, at any time after its execution and delivery and for any reason, ceases to be in full force and effect or shall be declared to be null and void, or the validity or enforceability of any document or instrument delivered pursuant to this Agreement shall be contested by the Borrower, any Guarantor or any party to such document or instrument or the Borrower, any Guarantor or any party to such document or instrument shall deny that it has any or further liability or obligation under any such document or instrument; or

                  (j) An event of default specified in any Loan Document other than this Agreement shall have occurred and be continuing.

         SECTION 6.02. REMEDIES ON DEFAULT. Upon the occurrence and continuance of an Event of Default the Bank may by notice to the Borrower, (i) terminate the Commitment, (ii) declare the Revolving Credit Note, the Converted Term Loan Note, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Commitment shall be terminated, the Revolving Credit Note, the Converted Term Loan Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and (ii) proceed to enforce its rights whether by suit in equity or by action at law, whether for specific performance of any covenant or agreement contained in this Agreement or any Loan Document, or in aid of the exercise of any power granted in either this Agreement or any Loan Document or proceed to obtain judgment or any other relief whatsoever appropriate to the enforcement of its rights, or proceed to enforce any other legal or equitable right which the Bank may have by reason of the occurrence of any Event of Default hereunder or under any Loan Document, provided, however, upon the occurrence of an Event of Default referred to in Section 6.01(e), the Commitment shall be immediately terminated, the Revolving Credit Note and the Converted Term Loan Note, all interest thereon and all other amounts payable under this Agreement shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower. Any amounts collected pursuant to action taken under this
Section 6.02 shall be applied to the payment of, first, any costs incurred by the Bank in taking such action, including but without limitation attorneys fees and expenses, second, to payment of the accrued interest on the Revolving Credit Note and the Converted Term Loan Note, and third, to payment of the unpaid principal of the Revolving Credit Note and the Converted Term Loan Note.

         SECTION 6.03. REMEDIES CUMULATIVE. No remedy conferred upon or reserved to the Bank hereunder or in any Loan Document is intended to be exclusive of any other available remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Agreement or any Loan Document or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Bank to exercise any remedy reserved to it in this Article VI, it shall not be necessary to give any notice, other than such notice as may be herein expressly required in this Agreement or in any Loan Document.

                                   ARTICLE VII

                                  MISCELLANEOUS

         SECTION 7.01. AMENDMENTS, ETC. No amendment, modification, termination or waiver of any provision of any Loan Document to which the Borrower or any Guarantor is a party, nor consent to any departure by the Borrower or any Guarantor from any provision of any Loan Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 7.02. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed, telegraphed, sent by facsimile or delivered, if to the Borrower or any Guarantor, at the address of the Borrower or Guarantor, as the case may be, set forth at the beginning of this Agreement and if to the Bank, at the address of the Bank set forth at the beginning of this Agreement to the attention of ERD Waste Corp. Account Officer, or, as to each party, at such other address as shall be designated by such party in a written notice complying as to delivery with the terms of this Section 7.02 to the other parties. All such notices and communications shall be effective when mailed, telegraphed or delivered, except that notices to the Bank shall not be effective until received by the Bank.

         SECTION 7.03. NO WAIVER, REMEDIES. No failure on the part of the Bank to exercise, and no delay in exercising, any right, power or remedy under any Loan Document, shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

         SECTION 7.04. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all costs and expenses of the Bank in connection with the preparation, execution, delivery and administration of this Agreement, the Revolving Credit Note, the Converted Term Loan Note and any other Loan Documents, including, without limitation, the fees and expenses of counsel for the Bank with respect thereto and with respect to advising the Bank as to its rights and responsibilities under this Agreement, and all costs and expenses, if any (including counsel fees and expenses), in connection with the enforcement of this Agreement, the Revolving Credit Note, the Converted Term Loan Note and any other Loan Documents. The Borrower shall at all times protect, indemnify, defend and save harmless the Bank from and against any and all claims, actions, suits and other legal proceedings, and liabilities, obligations, losses, damages, penalties, judgments, costs, expenses or disbursements which the Bank may, at any time, sustain or incur by reason of or in consequence of or arising out of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. The Borrower acknowledges that it is the intention of the parties hereto that this Agreement shall be construed and applied to protect and indemnify the Bank against any and all risks involved in the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Bank's gross negligence or willful misconduct. The provisions of this Section 7.04 shall survive the payment of the Notes and the termination of this Agreement.

         SECTION 7.05. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank, Chemical Securities, Inc. or any other affiliate of the Bank to or for the credit or the account of the Borrower or any Guarantor against any and all of the obligations of the Borrower or any Guarantor now or hereafter existing under this Agreement, the Revolving Credit Note and the Converted Term Loan Note, irrespective of whether or not the Bank shall have made any demand under this Agreement or the Revolving Credit Note or the Converted Term Loan Note and although such obligations may be unmatured. The rights of the Bank under this Section are in addition to all other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

         SECTION 7.06. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower, the Guarantors and the Bank and thereafter it shall be binding upon and inure to the benefit of the Borrower, the Guarantors and the Bank and their respective successors and assigns, except that neither the Borrower nor any Guarantor shall have any right to assign its rights hereunder or any interest herein without the prior written consent of the Bank.

         SECTION 7.07. FURTHER ASSURANCES. The Borrower and each Guarantor agree at any time and from time to time at its expense, upon request of the Bank or its counsel, to promptly execute, deliver, or obtain or cause to be executed, delivered or obtained any and all further instruments and documents and to take or cause to be taken all such other action the Bank may deem desirable in obtaining the full benefits of, this Agreement or any other Loan Document.

         SECTION 7.08. SECTION HEADINGS, SEVERABILITY, ENTIRE AGREEMENT. Section and subsection headings have been inserted herein for convenience only and shall not be construed as part of this Agreement. Every provision of this Agreement and each Loan Document is intended to be severable; if any term or provision of this Agreement, any Loan Document, or any other document delivered in connection herewith shall be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby. All exhibits and schedules to this Agreement shall be annexed hereto and shall be deemed to be part of this Agreement. This Agreement and the exhibits and schedules attached hereto embody the entire Agreement and understanding between the Borrower, the Guarantors and the Bank and supersede all prior agreements and understandings relating to the subject matter hereof.

         SECTION 7.09. GOVERNING LAW. This Agreement, the Revolving Credit Note and the Converted Term Loan Note and all other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 7.10. WAIVER OF JURY TRIAL. The Borrower, each Guarantor and the Bank waive all rights to trial by jury on any cause of action directly or indirectly involving the terms, covenants or conditions of this Agreement or any Loan Document.

         SECTION 7.11. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ERD WASTE CORP.                               C&J ENTERPRISES, INC.

By____________________________                By_____________________________
  Name:   Joseph Wisneski                       Name:  Joseph Wisneski
  Title:  President                             Title: President

ERD WASTE CORP. (INDIANA)                     LONG BEACH RECYCLING & RECOVERY
                                                CORP.
By____________________________
  Name:  Robert M. Rubin                      By_____________________________
  Title: Chairman of the Board                  Name:  Joseph Wisneski
                                                Title: President
ABSORBENT MANUFACTURING &
  TECHNOLOGY, INC.                             CHEMICAL BANK

By____________________________                 By_____________________________
  Name:  Robert M. Rubin                         Name:  Robert F. Eisen, Jr.
  Title: Chairman of the Board                   Title: Vice President

ENSA ACQUISITION CORP.

By____________________________
  Name:  Joseph Wisneski
  Title: President

ENVIRONMENTAL WASTE INCINERATION,
  INC.

By____________________________
  Name:  Robert M. Rubin
  Title: Chairman of the Board

ERD WASTE CORP. OF ILLINOIS

By____________________________
  Name:  Robert M. Rubin
  Title: Chairman of the Board

ERD MANAGEMENT CORP.

By:____________________________
   Name:  Joseph Wisneski
   Title: President

                                SCHEDULE 4.01(a)




                         STATE OF INCORPORATION    IDENTITY AND
                         AND EACH STATE IN WHICH   PERCENTAGE OF
SUBSIDIARY'S NAME        IT IS QUALIFIED TO DO     OWNERSHIP OF
AND ADDRESS              BUSINESS                  EACH SHAREHOLDER
- -----------------        -----------------------   ----------------

                                SCHEDULE 4.01(v)


             Nature of         Amount of          Liens Securing
Creditor     Agreement           Credit               Credit
- --------     ---------           ------               ------

                                SCHEDULE 5.02(a)


Creditor             Amount              Property Subject to Lien
- --------             ------              ------------------------

                                SCHEDULE 5.02(b)



     Creditor                                   Amount
     --------                                   ------

                                SCHEDULE 5.02(i)



     Description of All Guaranties:

                                    EXHIBIT A
                                    ---------

                              REVOLVING CREDIT NOTE

$_________________                                       Garden City, New York
                                                         ______________, 199_


         FOR VALUE RECEIVED, on April 1, 1998, ERD WASTE CORP, a _____________ corporation, having its principal place of business at 356 Veterans Memorial Highway, Commack, New York 11725 (the "Borrower"), promises to pay to the order of CHEMICAL BANK ("Bank") at its office located at 395 North Service Road, Suite 302, Melville, New York 11747, the principal sum of the lesser of: (a) Seven Million Five Hundred Thousand ($7,500,000.00) Dollars; or (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by Bank to Borrower pursuant to the Agreement (as defined below).

         Borrower shall pay interest on the unpaid principal balance of this Note from time to time outstanding, at said office, at the rates of interest, at the times and for the periods set forth in the Agreement.

         All payments including prepayments on this Note shall be made in lawful money of the United States of America in immediately available funds. Except as otherwise provided in the Agreement, if a payment becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon at the rate herein specified during such extension.

         Borrower hereby authorizes Bank to enter from time to time the amount of each Loan to Borrower and the amount of each payment on a Loan on the schedule annexed hereto and made a part hereof. Failure of Bank to record such information on such schedule shall not in any way effect the obligation of Borrower to pay any amount due under this Note.

         This Note is the Revolving Credit Note referred to in that certain Loan Agreement among Borrower, certain Guarantors, and Bank of even date herewith (the "Agreement"), as such Agreement may be further amended from time to time, and is subject to prepayment and its maturity is subject to acceleration upon the terms contained in said Agreement. All capitalized terms used in this Note and not defined herein shall have the meanings given them in the Agreement.

         If any action or proceeding shall be commenced to collect this Note or enforce any of its provisions, Borrower further agrees to pay all costs and expenses of such action or proceeding and attorneys' fees and expenses and further expressly waives any and every right to interpose any counterclaim in any such action or proceeding. Borrower hereby submits to the jurisdiction of the Supreme Court of the State of New York and agrees with Bank that personal jurisdiction over Borrower shall rest with the Supreme Court of the State of New York for purposes of any action on or related to this Note, the liabilities, or the enforcement of either or all of the same. Borrower hereby waives personal service by manual delivery and agrees that service of process may be made by post-paid certified mail directed to the Borrower at the Borrower's address set forth above or at such other address as may be designated in writing by the Borrower to Bank in accordance with Section 7.02 of the Agreement, and that upon mailing of such process such service be effective with the same effect as though personally served. Borrower hereby expressly waives any and every right to a trial by jury in any action on or related to this Note, the liabilities or the enforcement of either or all of the same.

         Bank may transfer this Note and may deliver the security or any part thereof to the transferee or transferees, who shall thereupon become vested with all the powers and rights above given to Bank in respect thereto, and Bank shall thereafter be forever relieved and fully discharged from any liability or responsibility in the matter. The failure of any holder of this Note to insist upon strict performance of each and/or all of the terms and conditions hereof shall not be construed or deemed to be a waiver of any such term or condition.

         Borrower and all endorsers and guarantors hereof waive presentment and demand for payment, notice of non-payment, protest, and notice of protest.

         This Note shall be construed in accordance with and governed by the laws of the State of New York.

                                   ERD WASTE CORP.


                                   By___________________________________________
                                     Name:  Joseph Wisneski
                                     Title: President

                       Schedule of Revolving Credit Loans
                       ----------------------------------

                            Amount of
                            Principal         Unpaid             Name of
Making       Amount of      Paid or          Principal        Person Making
 Date          Loan         Prepaid           Balance           Notation
- ------       ---------      ---------        ---------        -------------

                                    EXHIBIT B
                                    ---------

                            CONVERTED TERM LOAN NOTE

                                                          Garden City, New York
$__________________                                       ______________, 199_



                  FOR VALUE RECEIVED, ERD WASTE CORP., a ______________ corporation, having its principal place of business at 356 Veterans Memorial Highway, Commack, New York 11725 (the "Borrower") promises to pay to the order of CHEMICAL BANK ("Bank") at its office located at 395 North Service Road, Suite 302, Melville, New York 11747, the principal amount of ____________ ($____________) DOLLARS, or, if less, the unpaid principal amount of the Converted Term Loan (as defined in the Agreement, as defined below) made by the Bank to the Borrower pursuant to the Agreement.

                  The principal balance of this Note shall be payable in thirty six (36) equal monthly principal installments, due on the last Business Day of each month, commencing on the first such day after the Conversion Date, each such installment being in an amount equal to one-thirty sixth (1/36th) of the original principal amount of this Note.

                  Borrower shall pay interest on the unpaid principal balance of this Note from time to time outstanding, at said office at the rates of interest, at the times and for the periods set forth in the Agreement.

                  All payments including prepayments on this Note shall be made in lawful money of the United States of America in immediately available funds. Except as otherwise provided in the Agreement, if a payment becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon at the rate herein specified during such extension.

                  This Note is the Converted Term Loan Note referred to in that certain Loan Agreement among Borrower, certain Guarantors and Bank dated as of March 29, 1996 (the "Agreement"), as such Agreement may be further amended from time to time, and is subject to prepayment and its maturity is subject to acceleration upon the terms contained in said Agreement. All capitalized terms used in this Note and not defined herein shall have the meanings given them in the Agreement.

                  If any action or proceeding shall be commenced to collect this Note or enforce any of its provisions, Borrower further agrees to pay all costs and expenses of such action or proceeding and attorneys' fees and expenses and further expressly waives any and every right to interpose any counterclaim in any such action or proceeding. Borrower hereby submits to the jurisdiction of the Supreme Court of the State of New York and agrees with Bank that personal jurisdiction over Borrower shall rest with the Supreme Court of the State of New York for purposes of any action on or related to this Note, the liabilities, or the enforcement of either or all of the same. Borrower hereby waives personal service by manual delivery and agrees that service of process may be made by postpaid certified mail directed to Borrower at Borrower's address designated in the Agreement or at such other address as may be designated in writing by Borrower to Bank in accordance with
Section 7.02 of the Agreement, and that upon mailing of such process such service be effective with the same effect as though personally served. Borrower hereby expressly waives any and every right to a trial by jury in any action on or related to this Note, the liabilities or the enforcement of either or all of the same.

                  Bank may transfer this Note and may deliver the security or any part thereof to the transferee or transferees, who shall thereupon become vested with all the powers and rights above given to Bank in respect thereto, and Bank shall thereafter be forever relieved and fully discharged from any liability or responsibility in the matter. The failure of any holder of this Note to insist upon strict performance of each and/or all of the terms and conditions hereof shall not be construed or deemed to be a waiver of any such term or condition.

                  Borrower authorizes Bank to complete this Note as to any terms not set forth herein at the time of delivery hereof.

                  Borrower  and  all  endorsers  and  guarantors   hereof  waive
presentment and demand for payment, notice of non-payment, protest, and notice of protest.

                  This Note shall be construed in accordance with and governed by the laws of the State of New York.

                               ERD WASTE CORP.

                               By:__________________________
                                  Name:  Joseph Wisneski
                                  Title: President